CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2003-6

DERIVED COLLATERAL INFORMATION   9/09/03

[$300,000,000]

Loan Group 1 Senior Bonds Offered

(Approximate)

[$725,000,050]

Total Bonds Offered & Non-Offered

(Approximate)

Home Equity Pass-Through Certificates, Series 2003-6

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

Statistical Collateral Summary

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 10/01/03 cutoff date.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.50% and 0.50% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Fixed Rate Collateral

		Total
	No of	Scheduled
Current Rate	Loans	Balance	%	WAC	OLTV	Fico
0.01 - 5.50	31	7,210,790	4.7	5.10	69.0	701
5.51 - 6.00	63	12,517,067	8.2	5.85	74.6	681
6.01 - 6.50	68	12,334,478	8.1	6.37	76.4	665
6.51 - 7.00	177	27,909,242	18.3	6.84	76.7	643
7.01 - 7.50	136	18,977,540	12.5	7.30	76.1	631
7.51 - 8.00	127	19,173,644	12.6	7.82	81.4	625
8.01 - 8.50	136	15,489,404	10.2	8.32	82.5	630
8.51 - 9.00	104	11,151,026	7.3	8.78	82.2	614
9.01 - 9.50	76	6,507,082	4.3	9.25	86.5	600
9.51 - 10.00	62	4,148,148	2.7	9.86	90.7	628
10.01 - 10.50	58	3,528,520	2.3	10.33	88.4	616
10.51 - 11.00	51	3,096,706	2.0	10.86	92.8	617
11.01 - 11.50	48	2,186,940	1.4	11.30	92.7	616
11.51 - 12.00	60	2,464,462	1.6	11.86	96.4	620
12.01 - 12.50	70	2,141,472	1.4	12.37	99.7	619
12.51 - 13.00	65	1,986,242	1.3	12.89	97.4	638
13.01 - 13.50	38	1,022,140	0.7	13.39	97.8	635
13.51 - 14.00	18	392,423	0.3	13.87	97.8	615
14.01 - 14.50	2	54,540	0.0	14.25	97.9	606
14.51 >=	3	34,020	0.0	14.81	95.0	610
Total:	1,393	152,325,885	100.0	7.83	80.4	639

Adjustable Rate Collateral

		Total
	No of	Scheduled
Current Rate	Loans	Balance	%	WAC	OLTV	Fico
0.01 - 5.50	73	17,672,811	3.1	5.33	78.5	689
5.51 - 6.00	154	31,294,905	5.6	5.85	79.0	665
6.01 - 6.50	314	62,284,847	11.0	6.35	80.3	659
6.51 - 7.00	508	96,277,937	17.1	6.84	81.7	639
7.01 - 7.50	466	74,896,449	13.3	7.31	81.1	625
7.51 - 8.00	613	92,558,247	16.4	7.80	82.2	611
8.01 - 8.50	439	57,305,859	10.2	8.30	83.4	605
8.51 - 9.00	465	59,292,929	10.5	8.79	83.9	598
9.01 - 9.50	246	27,995,510	5.0	9.28	83.6	583
9.51 - 10.00	212	23,904,425	4.2	9.79	82.4	580
10.01 - 10.50	100	10,677,005	1.9	10.26	82.3	584
10.51 - 11.00	78	6,709,896	1.2	10.76	80.2	583
11.01 - 11.50	28	2,365,045	0.4	11.26	82.2	582
11.51 - 12.00	6	398,233	0.1	11.74	75.6	595
12.01 - 12.50	2	147,167	0.0	12.09	90.4	598
Total:	3,704	563,781,264	100.0	7.64	81.8	623